UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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UNIVERSAL AMERICAN CORP.
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CVS CAREMARK CORPORATION
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Press Release

CVS Caremark to Purchase Universal American's Medicare Part D Business

Combination Will Strengthen Company's Position in Fast Growing Medicare
Market and Provide Beneficiaries with Lower Cost Pharmacy Care

WOONSOCKET, R.I., Dec. 31, 2010 /PRNewswire via COMTEX/ -- CVS Caremark (NYSE: CVS) today announced it has entered into an agreement to acquire the Medicare Part D business of Universal American (NYSE: UAM) for approximately $1.25 billion. Universal American is a leading Medicare Prescription Drug Plan (PDP) sponsor based in Rye Brook, New York. The acquisition will more than double the size of CVS Caremark's Medicare Part D program. Universal American's Part D business currently serves approximately 1.9 million Medicare PDP members, while CVS Caremark serves approximately 1.2 million Medicare PDP members. This reflects current levels of membership and does not include 2011 auto assignment or the results of the Annual Enrollment Period which will end on December 31, 2010.

"Today's transaction furthers CVS Caremark's position as a significant player in one of the nation's fastest growing segments of the Pharmacy Benefit Management industry. A growing portion of the country's population will receive their prescription drug coverage under Medicare plans, driven both by age demographics and the anticipated shift of retirees from employer based coverage to Medicare that will likely result from health care reform," said Per Lofberg, President of Caremark Pharmacy Services. "The Medicare Part D program is integral to CVS Caremark's long-term growth strategy. We believe that bringing together these two businesses will strengthen our competitive offerings, enabling us to provide Medicare beneficiaries with expanded products and services and lower the cost of pharmacy care."

CVS Caremark said the transaction will be accretive to earnings per share in its first full year. The company continues to be highly focused on improving shareholder returns and this acquisition is consistent with the company goal of investing in core businesses that help drive growth and improve returns on invested capital. This transaction is not expected to impact the company's previously announced dividend growth and share buyback initiatives.

Upon completion of the transaction, CVS Caremark will become one of the nation's largest providers of prescription drug services for Medicare beneficiaries enrolled in Medicare Part D. CVS Caremark will provide further details about the financial aspects of the transaction when it provides 2011 earnings guidance on its fourth quarter 2010 earnings call, scheduled for February 3, 2011.

The transaction is subject to customary closing conditions, including necessary regulatory approvals and is expected to close by the end of the second quarter. Universal American also operates a Medicare Advantage business, which will be spun off to Universal American shareholders as a separate company at the time of closing.

Medicare Part D is the federally subsidized prescription benefit program provided to Medicare beneficiaries, citizens who are 65 years and older or who otherwise qualify through disability. Prescription drug coverage funded by Medicare is projected to be one of the fastest growing segments of the PBM market, given the nation's aging demographics and the growing trend to transition retiree coverage to Medicare funding.

About CVS Caremark

CVS Caremark is the largest pharmacy health care provider in the United States. Through our integrated offerings across the entire spectrum of pharmacy care, we are uniquely positioned to provide greater access, to engage plan members in behaviors that improve their health and to lower overall health care costs for health plans, plan sponsors and their members. CVS Caremark is a market leader in mail order pharmacy, retail pharmacy, specialty pharmacy, and retail clinics, and is a leading provider of Medicare Part D Prescription Drug Plans. As one of the country's largest pharmacy benefits managers (PBMs), we provide access to a network of more than 64,000 pharmacies, including approximately 7,100 CVS/pharmacy(R) stores that provide unparalleled service and capabilities. Our clinical expertise includes one of the industry's most comprehensive disease management programs. General information about CVS Caremark is available through the Company's Web site at http://info.cvscaremark.com/.

Forward-looking Statement

This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2009 and under the section entitled "Cautionary Statement Concerning Forward-Looking Statements" in our most recently filed Quarterly Report on Form 10-Q. Additional Information

In connection with the proposed transaction, a newly formed subsidiary of Universal American ("NewCo") will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Universal American that also constitutes a prospectus of NewCo. Universal American will mail the proxy statement/prospectus to its shareholders. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF UNIVERSAL AMERICAN ARE URGED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (sec.gov). You will also be able to obtain these documents, free of charge, when filed, from Universal American's website, http://www.universalamerican.com/, under the tab "Investors" and then under the tab "SEC Filings."

CVS Caremark and Universal American and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Universal American shareholders in favor of the merger and the separation. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Universal American shareholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about CVS Caremark's directors and executive officers in its definitive proxy statement filed with the SEC on March 29, 2010 and its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on February 26, 2010, respectively. You can find information about Universal American's executive officers and directors in its definitive proxy statement filed with the SEC on April 30, 2010.

Contacts:

Eileen Howard Dunn
Corporate Communications
(401) 770-4561

Carolyn Castel
Corporate Communications
(401) 770-5717
ccastel@cvs.com

Nancy Christal
Investor Relations
(914) 722-4704

SOURCE CVS Caremark